UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2021

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)
Box 201759 Bloomington, Minnesota	55420
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed in filings with the Securities and Exchange Commission (“SEC”), on December 19, 2019, Advanced BioEnergy, LLC, ABE South Dakota and Glacial Lakes Energy, LLC, a South Dakota limited liability company (“Buyer”) closed the transactions (the “Asset Sale”) contemplated by that certain Asset Purchase Agreement dated August 1, 2019 among the parties (the “Agreement”). Advanced BioEnergy, LLC and ABE South Dakota are sometimes collectively referred to as the “Company” in this Form 8-K.

At the closing, ABE South Dakota sold substantially all of the assets related to its business of producing ethanol and co-products, including wet, modified and dried distillers’ grains and corn oil, through its plants located in Aberdeen, South Dakota and Huron, South Dakota to the Buyer.

Under the Agreement, the purchase price was $47.5 million, plus the value of the ABE South Dakota inventory at closing, which was approximately $2.3 million. At the closing, Buyer paid to ABE South Dakota a total of $8.3 million in cash, which reflects the purchase price, less the approximately $31.0 million required to repay the outstanding debt of ABE South Dakota, less the amount of certain accrued contract liabilities, less $3.0 million to satisfy certain real estate title objections relating to the Aberdeen plant, and less $4.75 million of the purchase price that was deposited into an 18-month indemnity escrow account that was established to satisfy any of Buyer’s claims for indemnification under the Agreement.

Buyer made no claims against the indemnity escrow account during the 18-month period and on June 23, 2021, the Company received the entire $4.75 million of the purchase price that had been deposited into the indemnity escrow account.

Upon the closing of the Asset Sale, the Company commenced its liquidation in accordance with the Plan of Liquidation adopted by the Company’s Members at a Special Meeting of Members held on September 19, 2019. Since implementing the Plan of Liquidation, the Company is now deemed dissolved under Delaware law and continues to exist for the sole purpose of converting its assets into cash, paying or making provision for the payment of its liabilities and, after this is completed, distributing its remaining assets to its Members in a “Final Distribution.”

Pursuant to the Plan of Liquidation, the Company closed its office and is now receiving and responding to communications from Members at Advanced BioEnergy, LLC, P.O. Box 201759, Bloomington, Minnesota, 55420 and through email at members@advancedbioenergy.com.

As previously disclosed in SEC filings, unless there are unforeseen circumstances, the Company currently expects the Final Distribution will be made on or around July 31, 2021. The exact amount and the timing of the Final Distribution will depend, however,on the Company’s ability to collect all its receivables, sell any assets and complete the liquidation and winding up in an efficient manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ J.D. Schlieman
J.D. Schlieman, Continuing Director

Date: June 30, 2021

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